Exhibit 99(l)(ii)
Skadden, Arps, Slate, Meagher & Flom llp
FOUR TIMES SQUARE
NEW YORK 10036-6522

TEL: (212) 735-3000
January 16, 2009
Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, D.C. 20549

RE:	The Gabelli Global Gold, Natural Resources & Income Trust — File Nos. 333-143009 and 811-21698
Ladies and Gentlemen:
     We have acted as special counsel to The Gabelli Global Gold, Natural Resources & Income Trust, a statutory trust (the “Fund”) created under the Delaware Statutory Trust Act, in connection with certain matters arising out of the registration of the following securities having an aggregate offering price of up to $350,000,000 (collectively, the “Shares”): (i) common shares, $0.001 par value per share, of the Fund (“Common Shares”) and (ii) preferred shares, $0.001 par value per share, of the Fund (“Preferred Shares”), covered by the registration statement on Form N-2 (File Nos. 333-143009 and 811-21698), and all amendments thereto (the “Registration Statement”), filed by the Fund with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
     (a) the Registration Statement as filed with the Commission on May 16, 2007 under the 1933 Act;
     (b) the Pre-Effective Amendments No. 1 and No. 2 to the Registration Statement as filed with the Commission on August 30, 2007 and September 20, 2007, respectively;
     (c) the Notice of Effectiveness of the Commission posted on its website declaring such Registration Statement effective on September 24, 2007;

Securities and Exchange Commission
January 16, 2009
     (d) the base prospectus, dated September 24, 2007, forming a part of the Registration Statement (the “Base Prospectus”);
     (e) the preliminary prospectus supplement, dated October 10, 2007, relating to the offering of the Securities, in the form filed with the Commission on October 10, 2007, pursuant to Rule 497(e) of the General Rules and Regulations under the 1933 Act (the “1933 Act Regulations”) (including the Base Prospectus, the “Preliminary Prospectus”);
     (f) the final prospectus, dated October 11, 2007, relating to the offering of Securities, in the form filed with the Commission on October 12, 2007, pursuant to Rule 497(e) of the 1933 Act Regulations (including the Base Prospectus, the “Prospectus”);
     (g) the Post-Effective Amendment No. 1 to the Registration Statement as filed with the Commission on October 12, 2007;
     (h) the Post-Effective Amendment No. 2 to the Registration Statement as filed with the Commission on January 16, 2009;
     (i) the Amended and Restated Agreement and Declaration of Trust of the Fund (the “Declaration of Trust”), filed as an exhibit to the Registration Statement;
     (j) the By-Laws of the Fund (the “By-Laws”), filed as an exhibit to the Registration Statement;
     (k) the form of Sales Agreement (the “Sales Agreement”) proposed to be entered into by and among the Fund, as issuer, Gabelli Funds, LLC and Gabelli & Company, Inc. (the “Sales Manager”), filed as an exhibit to the Registration Statement; and
     (l) a specimen certificate representing the Common Shares.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Fund, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the share certificates representing the Common Shares will conform to the specimen examined by us and will be signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Fund and others.

Securities and Exchange Commission
January 16, 2009
     Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to any laws other than Delaware trust law.
     Based upon and subject to the foregoing, we are of the opinion that, when (i) the Post-Effective Amendment No. 2 to the Registration Statement becomes effective under the 1933 Act; (ii) the Sales Agreement has been duly executed and delivered; and (iii) certificates representing the Common Shares in the form of the specimen certificate examined by us have been signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar, and have been delivered against payment at a price per share not less than that contemplated by the Sales Agreement, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours, Skadden, Arps, Slate, Meagher & Flom LLP